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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

APPLIED OPTOELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2017

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Applied Optoelectronics, Inc. (the "Company"), on Thursday, June 8, 2017, at 9:30 a.m. Central Time. The meeting will be held at our principal office located at 13139 Jess Pirtle Blvd., Sugar Land, Texas 77478.

        The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement. At this meeting you are being asked to elect two Class I directors to hold office for three-year terms, to approve an amendment to increase the number of shares reserved for issuance under the Company's Amended and Restated 2013 Equity Incentive Plan, to approve an amendment and restatement of the Company's Amended and Restated 2013 Equity Incentive Plan and approve the material terms of the performance goals thereunder for purposes of Section 162(m) and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year.

        Please read the Proxy Statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, your vote is very important. Please vote promptly by telephone or internet or by marking, signing and returning your proxy card so that your shares will be represented. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

        We hope that you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

Chih-Hsiang (Thompson) Lin
 Chairman and Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2017

        The 2017 annual meeting of stockholders of Applied Optoelectronics, Inc., a Delaware corporation, will be held on Thursday, June 8, 2017, at 9:30 a.m. Central Time, at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, for the following purposes:

          1.     To elect two Class I directors to hold office for three-year terms and until their respective successors are elected and qualified.

          2.     To approve an amendment (the "Share Reserve Amendment") to increase the number of shares reserved for issuance under the Applied Optoelectronics, Inc. Amended and Restated 2013 Equity Incentive Plan (the "Plan").

          3.     To (i) approve the attached amended and restated Plan in order to (a) extend the term of the Plan through June 8, 2027, (b) provide the plan administrator with the authority to effectuate net tax withholding obligations up to the maximum amount otherwise required to be withheld by the applicable taxing jurisdiction; and (c) make other technical or otherwise non-material revisions thereto, and (ii) approve the material terms of the performance goals for awards that may be granted under the Plan as required under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)").

          4.     To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

          5.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Proposal No. 2 and Proposal No. 3 are independent of each other and are not conditioned on the other Proposal being approved by our stockholders. Proposal No. 2 and Proposal No. 3 are both contained within the Plan document attached hereto as Appendix A to this Proxy Statement, and if either or both of Proposal Nos. 2 and 3 are not approved, then the corresponding language shown in Appendix A will be stricken from the Plan document..

        Our Board of Directors recommends a vote FOR Items 1, 2, 3 and 4. Stockholders of record at the close of business on April 10, 2017 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

        Securities and Exchange Commission ("SEC") rules permit us to furnish proxy materials to stockholders over the Internet. We will be mailing to our stockholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our stockholders to connect with the information they need while reducing the environmental impact of our Annual Meeting. If you would prefer to receive a paper copy of the proxy materials, you may request them by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. If you are a stockholder of record, you may vote your shares over the Internet at www.proxyvote.com, telephonically by dialing 1-800-690-6903 or if you requested to receive printed proxy materials, via your enclosed proxy card. If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Availability of Proxy Materials, or, if requested, a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted.

        You are cordially invited to join us at the annual meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

        We look forward to seeing you at the annual meeting.

By order of the Board of Directors,

David Kuo General Counsel and Corporate Secretary

April 28, 2017

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2017: Our Proxy Statement is enclosed. Financial and other information concerning Applied Optoelectronics, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2016, which is enclosed. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report is also available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

        The meeting will be held at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478.

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  Doors open at 9:00 a.m. Central Time.

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  Meeting starts at 9:30 a.m. Central Time.

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  Proof of Applied Optoelectronics, Inc. stock ownership and photo identification is required to attend the annual meeting.

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  The use of cameras or other audio or video recording devices is not allowed.

Questions

For Questions Regarding:	Contact:
Annual meeting	Applied Optoelectronics, Inc. Investor Relations David Kuo at david_kuo@ao-inc.com
Stock ownership for registered holders	Continental Stock Transfer & Trust Company (800) 509-5586 (within the U.S. and Canada) or (212) 509-4000 (worldwide) or cstmail@continentalstock.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Applied Optoelectronics, Inc. Investor Relations David Kuo at david_kuo@ao-inc.com
Voting for beneficial holders	Please contact your broker, bank or other nominee

Applied Optoelectronics, Inc.

APPLIED OPTOELECTRONICS, INC.
13139 Jess Pirtle Blvd., Sugar Land, TX 77478

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2017

        The Board of Directors of Applied Optoelectronics, Inc. (the "Board") is soliciting your proxy for the 2017 Annual Meeting of Stockholders to be held on June 8, 2017, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about April 28, 2017. A Notice of Internet Availability of Proxy Materials indicating how to access our proxy materials over the Internet will be sent, or given, to stockholders on or about April 28, 2017. References in this Proxy Statement to the "Company," "we," "our," "us" and "Applied Optoelectronics" are to Applied Optoelectronics, Inc. and its consolidated subsidiaries, and references to the "Annual Meeting" are to the 2017 Annual Meeting of Stockholders. This Proxy Statement covers our 2016 fiscal year, which was from January 1, 2016 through December 31, 2016 ("fiscal 2016"). Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed by the Company with the U.S. Securities and Exchange Commission ("SEC") on March 9, 2017.

SOLICITATION AND VOTING

Record Date

        Only stockholders of record at the close of business on April 10, 2017 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of this record date there were 18,986,790 shares of common stock outstanding and entitled to vote.

Quorum

        A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

        Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the two director nominees to serve as Class I directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election so that those nominees who receive the highest number of "For" votes will be elected as Class I directors. You may vote "For" or "Withhold" with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.

        With respect to Proposal Nos. 2, 3 and 4, approval of each proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Effect of Abstentions and Broker Non-Votes

        Shares not present at the meeting and shares voted "Withhold" will have no effect on the election of directors. Abstentions will have the same effect as negative votes with respect to Proposal Nos. 2, 3, and 4. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal No. 4 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1, Proposal No. 2 and Proposal No. 3, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares of common stock on Proposal No. 1, Proposal No. 2 and Proposal No. 3 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

        If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on the proxy card, the shares will be voted as the board recommends on each proposal. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting form that you receive from your bank or broker will contain instructions for voting.

  Depending on how you hold your shares, you may vote in one of the following ways:

  Stockholders of Record:    You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

  Beneficial Stockholders:    Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on June 7, 2017. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting in person.

        If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the Annual Meeting. Attendance at the Annual Meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent or if you have obtained a legal proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Electronic Availability of Proxy Statement and 2016 Annual Report

        As permitted by SEC rules, we are making this proxy statement and our 2016 Annual Report available to stockholders electronically via the Internet at www.proxyvote.com. On April 28, 2017, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2016 Annual Report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our stockholders to connect with the information they need while reducing the environmental impact of our Annual Meeting.

Solicitation of Proxies

        We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

        We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

JOBS Act Explanatory Note

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        We have a classified Board consisting of two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

        The term of the Class I directors, Alan Moore and Che-Wei Lin, will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of the Board at the meeting. The Board's nominees for election by the stockholders to those two positions are the two current Class I members of the Board, Alan Moore and Che-Wei Lin. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2020 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason (although we know of no reason to anticipate that this will occur), or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than two persons.

        The two nominees for Class I director receiving the highest number of FOR votes will be elected as Class I directors.

        We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALAN MOORE AND CHE-WEI LIN AS CLASS I DIRECTORS.

        Biographical information concerning each of our directors, including the nominees, is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Principal Occupation	Age	Director Since
Class I Directors Nominated for Election at the 2017 Annual Meeting of Stockholders:
Alan Moore	President of Red Oak Capital	56	2013
Che-Wei Lin	President of ASMedia Technology, Inc.	53	2014
Class II Directors Whose Terms Expire at the 2018 Annual Meeting of Stockholders:
William H. Yeh	President and Chief Executive Officer of Golden Star Management, Inc.	64	2000
Alex Ignatiev	Professor of physics, chemistry and electrical and computer engineering at the University of Houston	72	2013
Class III Directors Whose Terms Expires at the 2019 Annual Meeting of Stockholders:
Chih-Hsiang (Thompson) Lin	Chairman and Chief Executive Officer of Applied Optoelectronics, Inc.	54	1997
Richard B. Black	Chairman and Chief Executive Officer of ECRM, Inc.	83	2001
Min-Chu (Mike) Chen	Director of Seth Nanotechnology Inc.	67	2013

Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

        Alan Moore has served as a director on our Board since March 2013. Since 1995, he has served as the President of Red Oak Capital, a private equity company. Since 2007, Mr. Moore has served as a Manager of Silver Tree Fund II Management, LLC, a real estate investment fund. From 1999 to May 2006, Mr. Moore cofounded and served as the Treasurer of Silver Tree Partners, Inc., a real estate development and investment company. From March 1998 to October 1999, Mr. Moore served as the Chief Financial Officer of Window on Wall Street (sold to Trade Station Group, Inc. in 1999). Previously, Mr. Moore was a co-founder of Fossil, Inc. (NASDAQ: FOSL). Mr. Moore received a MS degree in Accounting and a BA degree in Business Control Systems from the University of North Texas. The Board believes that Mr. Moore is qualified to serve as a director based on his extensive background in business and financial management and his role as co-founder of a publicly-held company.

        Che-Wei Lin has served as a director on our Board since January 2014, and previously served as a director on our Board from December 2006 to October 2009. Since November 2007, Mr. Lin has served as the President of ASMedia Technology Inc., a chipset manufacturer. Since November 2009, Mr. Lin has also served as the Corporate Vice President of the Motherboard Business Unit of the Open Platform Business Group of ASUSTek Computer Inc., a computer hardware and electronics company. Mr. Lin was employed at VIA Technologies, Inc., a manufacturer of integrated circuits and motherboard chipsets, from 1993 to 2007 in various positions, including President of the Desktop Platform Business Unit, Vice President of the System Platform Division and Vice President of OEM and Chipset Product Marketing. Mr. Lin received a BS in Electrical Engineering from Fu Jen University in Taiwan and a MS in Electrical Engineering from the University of Missouri. The Board believes that Mr. Lin is qualified to serve as a director based on his business and financial management and leadership experience and his years of service on our Board.

Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

        Chih-Hsiang (Thompson) Lin, Ph.D., founded Applied Optoelectronics, Inc. in February 1997 and has been President and Chief Executive Officer since our inception. He currently serves as the Chairman of our Board, a position he has held since January 2014. He has served as a director on our Board since 1997, and he served as Chairman of our Board from May 2000 through September 2002, and again from June 2008 through October 2009. Dr. Lin has also served as a research associate professor and senior research scientist at the University of Houston. Dr. Lin holds a BS degree in Nuclear Engineering from National Tsing Hua University in Taiwan and a MS degree and a Ph.D. in Electrical and Computer Engineering from University of Missouri-Columbia. The Board believes that Dr. Lin is qualified to serve as a director based on his extensive background in business management, his role as founder, President and Chief Executive Officer and his years of service on our Board.

        Richard B. Black has served as a director on our Board since August 2001. Since 1983, he has served as the Chairman and Chief Executive Officer of ECRM, Incorporated, a worldwide supplier of laser based imaging equipment. From 2014 to 2016, he also served as President and Chief Executive Officer and a director of CRON-ECRM LLC, a worldwide supplier of laser based imaging equipment. Beginning in 1989, Mr. Black was a director of Oak Technology, Inc., a manufacturer of semi-conductors for optical storage and laser printers, and then became President in 1998 and Vice Chairman of the board of directors in 1999 until its merger with Zoran, Inc. in 2003. Mr. Black has served as President and CEO of AM International from 1980 to 1982. He served as a Division President of Maremont Corporation, a manufacturer of auto parts and textile machinery, from 1967, then as Maremont's President and CEO from 1974 to 1979. When Maremont was acquired by Alusuisse in 1979, he served as President and CEO of Alusuisse of America until 1981. He served as a director and chairman of the audit committee of GSI Group, a manufacturer of lasers, laser systems, semi-conductor equipment, from 1998 to 2012, and was its chairman of its board of directors from 2006 to 2012. He served as a director and Chairman of the audit committee of Alliance Fiber Optics Products, Inc. (NASDAQ: AFOP) from 2002 until its acquisition by Corning in 2016. He serves as a director of TREX Enterprises, Inc., a defense technology company, a position he has held since 2000. Mr. Black has served as trustee of the Institute for Advanced Study at Princeton since 1990, and became its Vice Chairman in 2006, and Trustee Emeritus since 2012. He has served as a trustee of the American Indian College Fund, Beloit College, Bard College, and serves on the Visiting Committee for the Physical Sciences Division of the University of Chicago. Mr. Black received a BS degree in Engineering from Texas A&M University, an MBA from Harvard University and an honorary Ph.D. from Beloit College. The Board believes that Mr. Black is qualified to serve as a director based on his extensive business and financial management and leadership experience, and his service on other private company and publicly-held boards of directors.

        Min-Chu (Mike) Chen, Ph.D. has served as a director on our Board since February 2013. Since September 2016, he has served as Vice Chairman of the board of directors of Shandong SicerKline Advanced Material Co., Ltd., a surface-etched silicon carbide and alumina mini-whisker manufacturing plant for ceramic applications. Since April 2014, he has served as a director of Harbin NeoTek Medical Devices Co., Ltd. Since January 2012, he has served as an executive director of FGel Nanotek, Inc., a food and beverage additive company based on nanotechnology. Since November 2011, he has served as the Asia Pacific Director for U.S. Flow Control Group Pte. Ltd., a petroleum equipment manufacturer and services company. Since May 2010, he has served as executive director of C&C International Services, Inc., a petrochemical equipment services and marketing company. Since 2003, he has served as a director of Seth Nanotechnology Inc., a nanotechnology patent portfolio company owning more than 10 patents in fullerene derivatives and related application technologies, and since 2001, he has been a partner and member of the board of directors of EverRich Capital Inc., a financial consulting company. From

September 2008 to April 2010, Dr. Chen served as the Chief Executive Officer of SilverPAC, Inc., a consumer electronics business, and from March 1994 to June 2002, Dr. Chen served as a board member of PCTEL, Inc. (NASDAQ: PCTI). Dr. Chen received a Ph.D. in Ocean Engineering from Oregon State University. The Board believes that Dr. Chen is qualified to serve as a director based on his business management experience, his service on other private company boards of directors and his prior service on the board of a publicly-held company.

Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

        William H. Yeh has served as a director on our Board since May 2000. Since 1997, he has served as the Chief Executive Officer and President of Golden Star Management, Inc. a real estate investment and management company. He is currently serving as an Advisor of Hanmi Bank for Texas Region. He served as a Senior Vice President of United Central Bank, now Hanmi Bank, overseeing the Houston region from 1997 to 2012. He also served as the Vice Chairman of Central Bancorp, Inc., the holding company of United Central Bank, from 1997 to 2014. Mr. Yeh received a BS degree from National Cheng Kung University in Taiwan and a MS degree from University of Houston—Clear Lake. The Board believes that Mr. Yeh is qualified to serve as a director based on his business and financial management and leadership experience and his years of service on our Board.

        Alex Ignatiev, Ph.D. has served as a director on our Board since February 2013, and previously served as a director on our Board from June 2008 to October 2009 and from May 2001 to August 2002. Since 2005, he has served as a director of the Center for Advanced Materials at the University of Houston. Since 2010, he has served as the Hugh Roy and Lillie Cranz Cullen professor of physics, chemistry and electrical and computer engineering at the University of Houston. From March 2013 to September 2015, Dr. Ignatiev served as the Chief Science Officer of Smart Grid Intelligent Management, Inc., which develops operating systems and alternative energy source integration. Since February 2009, he has served as the Chief Technology Officer of Quarius Technologies, LP, a renewable energy company, since February 2006, he has served as a vice president and Chief Technology Officer at Nano EnerTex, Inc., a nanomaterials company, from January 2005 to September 2015, he has served as a Vice President of Virtual Vision LLP, which develops artificial retinas, and since May 2002, he has served as the Chief Technology Officer and Chief Science Officer of Metal Oxide Technologies, LLC., which develops, manufactures and sells superconducting wire. Dr. Ignatiev was a director of the Space Vacuum Epitaxy Center at the University of Houston from 1987 until 2002 after which he became director of the Texas Center for Superconductivity and Advanced Materials until 2005. Dr. Ignatiev has also served as a task leader for the Texas Center for Superconductivity from 1987 to 2008, and has been elected to the International Academy of Astronautics and to the Kazakhstan National Academy of Sciences. Dr. Ignatiev received a Ph.D. in Materials Science from Cornell University. The Board believes that Dr. Ignatiev is qualified to serve as a director based on his business management experience, broad technology industry experience and his past service on our Board.

CORPORATE GOVERNANCE

Director Independence

        In June 2016, the Board determined that, other than Dr. Chih-Hsiang (Thompson) Lin, each of the current members of the board is an "independent director" for purposes of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors. The definition of independence under the NASDAQ Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ Listing Rules, our Board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the NASDAQ Listing Rules with regard to each director's business and personal activities as they may relate to us and our management.

Board Leadership Structure

        Our Board is currently chaired by our President and Chief Executive Officer, Dr. Chih-Hsiang (Thompson) Lin. The Board believes that combining the positions of Chief Executive Officer and Chairman of the Board, or Chairman, helps to ensure that the Board and management act with a common purpose. The Board further believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. In light of our Chief Executive Officer's extensive history with and knowledge of our company, the Board believes that it is advantageous for Applied Optoelectronics, Inc. to combine the positions of Chief Executive Officer and Chairman. Our company does not have a lead independent director.

Risk Management

        One of the key functions of the Board is informed oversight of our various processes for managing risk. The Board administers this oversight function directly through the Board as a whole, as well as through the standing committees of the Board that address risks associated with their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing risk exposure in our strategic plans, development programs, corporate goals and operating plans. Our audit committee has the responsibility to consider and discuss our major exposures to financial risk and the steps our management takes to monitor and control these exposures, including guidelines, policies and processes. The audit committee also monitors our compliance with various legal and regulatory requirements, monitors our whistleblower system, and oversees the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and policies. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Executive Sessions

        Non-management directors generally meet in executive session without management present. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer, who is the only non-independent director.

Meetings of the Board of Directors and Committees

        The Board held five meetings during the fiscal year ended December 31, 2016. The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period.

        The following table sets forth the standing committees of the Board and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Richard B. Black	Chair		X
Min-Chu (Mike) Chen		X	Chair
Alex Ignatiev	X
Alan Moore	X
William H. Yeh		Chair	X
Che-Wei Lin		X

Audit Committee

        Our audit committee currently consists of Richard B. Black, Alan Moore and Alex Ignatiev. Our Board has determined that Messrs. Black, Moore and Ignatiev each satisfy the independence and financial literacy requirements under the applicable rules and regulations of the SEC and NASDAQ. Mr. Black serves as the chairman of this committee, and our Board has determined that he qualifies as an "audit committee financial expert" as that term is defined in the rules and regulations established by the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules. The functions of this committee include, but are not limited to:

  •
  meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

  •
  meeting with our independent auditors and with internal financial personnel regarding these matters;

  •
  appointing, compensating, retaining and overseeing the work of our independent auditors;

  •
  pre-approving audit and non-audit services of our independent auditors;

  •
  reviewing our audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

  •
  establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing us audit services;

  •
  reviewing all related-party transactions for approval; and

  •
  reviewing and reassessing the adequacy of the audit committee's charter at least annually and recommending any changes to our Board.

        Both our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

        The audit committee held six meetings during the fiscal year ended December 31, 2016. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 4.

Compensation Committee

        Our compensation committee currently consists of William H. Yeh, Che-Wei Lin and Min-Chu (Mike) Chen, each of whom is not an employee and is otherwise "independent" as that term is defined in the current applicable NASDAQ rules. Mr. Yeh serves as the chairman of this committee. Pursuant to its charter, our compensation committee has responsibility for overseeing our compensation policies and programs, including developing compensation policies and providing oversight in the implementation of all applicable policies and benefit plans. Specifically, the compensation committee recommends the compensation payable to our non-employee directors, evaluates and sets compensation for our executive officers and monitors all general compensation programs. In accordance with its charter, the compensation committee's responsibilities include, but are not limited to:

  •
  reviewing and approving all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation;

  •
  reviewing and approving annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluating the performance of the Chief Executive Officer;

  •
  reviewing and approving incentive-based or equity-based compensation plans in which our executive officers participate;

  •
  reviewing and approving all compensation for executive officers, including incentive-based and equity-based compensation, and overseeing the evaluation of management;

  •
  approving all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers;

  •
  periodically reviewing and advising our Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers relative to comparable companies in our industry;

  •
  reviewing and reassessing the adequacy of the compensation committee charter and recommending any changes to our Board on an annual basis; and

  •
  reviewing and evaluating the compensation committee's own performance periodically.

        The compensation committee may delegate its authority to a subcommittee to make grants of stock, stock options and other equity securities to executive officers and other employees, provided that these grants are made within established guidelines. In addition, the compensation committee may obtain advice or assistance from compensation consultants, legal counsel or other advisors to perform its duties, provided that the compensation committee shall periodically assess the independence of any such compensation consultant as required by NASDAQ rules and applicable law.

        The compensation committee and Board believe that attracting, retaining and motivating our employees, and particularly the company's senior management team and key operating personnel, are essential to our performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

        The compensation committee reviews and determines executive officer compensation. Our Chief Executive Officer makes recommendations to the compensation committee regarding base salary increases, bonuses, incentive compensation, equity awards benefits and perquisites for each executive other than himself. These recommendations are based upon objective criteria, including the company's financial performance, accomplishment of strategic objectives and development of management. The compensation committee reviews and evaluates submitted proposals, and establishes executive compensation, including the Chief Executive Officer.

        The compensation committee held one meeting during the fiscal year ended December 31, 2016.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Min-Chu (Mike) Chen, William H. Yeh and Richard Black. Dr. Chen serves as the chairman of this committee. Our nominating and corporate governance committee oversees and advises the Board with respect to corporate governance matters, assists the Board in identifying and recommending qualified candidates for nomination to the Board, makes recommendations to the Board with respect to assignments to committees of the Board and oversees the evaluation of the Board. The functions of this committee include, but are not limited to:

  •
  making recommendations to the Board regarding all nominees for board membership, whether for the slate of director nominees to be proposed by the Board to the stockholders or any director nominees to be elected by the Board to fill interim director vacancies;

  •
  considering director candidates submitted by stockholders and determining the procedure to be followed by stockholders in submitting such recommendations;

  •
  recommending Board committee structure and responsibilities to be included in the charter of each committee of the Board to be submitted to the full Board for consideration;

  •
  recommending directors to serve on each Board committee and suggesting rotations for chairpersons of the Board committees as the nominating and corporate governance committee deems appropriate;

  •
  recommending corporate governance standards to the Board;

  •
  evaluating and recommending any revisions to Board and Board committee meeting policies;

  •
  reviewing the effectiveness of the operation of the Board and Board committees, including the corporate governance and operating practices;

  •
  reviewing and reassessing the adequacy of the nominating and corporate governance committee charter and recommending any changes to the Board; and

  •
  reviewing the compensation paid to non-employee directors and making recommendations to the Board for any adjustments.

        The nominating and corporate governance committee held one meeting during the fiscal year ended December 31, 2016.

Director Nominations

        Our nominating and corporate governance committee is responsible for, among other things, assisting our Board in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee's goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the NASDAQ Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the Board are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

        Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the NASDAQ Listing Rules, at least a majority of the members of the board must meet the definition of "independence" and at least one director must be a "financial expert" under the Exchange Act and the NASDAQ Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the Board.

        The nominating and corporate governance committee evaluates annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee assesses regularly the optimum size of the board and its committees and the needs of the Board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

        Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

        Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see "Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting" elsewhere in this Proxy Statement. In addition, our "Procedure for Submitting Shareholder Nominations to the Board of Directors" is available on the investor relations section of our website at www.ao-inc.com.

Communications with the Board

        Any matter intended for the Board, or for any individual member or members of our Board, should be directed to our General Counsel at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our General Counsel for forwarding to our Board or specified Board member or members will be forwarded in accordance with the stockholder's instructions. However, our General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings

        We do not have a formal policy regarding Board members attendance at the annual meeting, but all members of our Board are encouraged to attend the annual meeting of stockholders. We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our Board taking into account the directors' schedules.

Code of Business Conduct and Ethics and Committee Charters

        We have adopted a Code of Business Conduct and Ethics (the "Code"), that applies to all of our employees, officers and directors. The Code is available on the investor relations portion of our website at www.ao-inc.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Applied Optoelectronics, Inc., 13139 Jess Pirtle Blvd., Sugar Land,

TX 77478. Any substantive amendment to or waiver of any provision of the Code may be made only by the Board, and will be disclosed on our website as well as via any other means then required by NASDAQ Listing Rules or applicable law.

        Our Board has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee. Each charter is available on the investor relations portion of our website at www.ao-inc.com.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of our compensation committee or any other committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee.

Risk Assessment of Compensation Programs

        We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on our company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by the Board, mitigates potential risks.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE APPLIED OPTOELECTRONICS, INC. AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

        We are seeking stockholder approval of an amendment to the Applied Optoelectronics, Inc. Amended and Restated 2013 Equity Incentive Plan (the "Plan") to increase the maximum amount by which the share reserve will automatically be replenished under the Plan's "evergreen" provision (the "Share Reserve Amendment"). A summary of the material terms of the Plan, as amended by Proposal Nos. 2 and 3, which includes a description of the Share Reserve Amendment under the heading "Authorized Shares," appears in the section of this Proxy Statement entitled "Proposal No. 3: Approval of an Amendment and Restatement of the Plan and Approval of the Material Terms of the Performance Goals for Purposes of Section 162(m)" and is incorporated herein by reference. We think it is important to note that Proposal No. 2 and Proposal No. 3 are independent of each other, and neither proposal is conditioned upon our stockholders approving the other proposal. A copy of the Plan, as amended by Proposal Nos. 2 and 3, is attached as Appendix A to this Proxy Statement. Additionally, if neither Proposal No. 2 nor Proposal No. 3 are approved by our stockholders, then the Plan will continue pursuant to its terms that existed immediately prior to the changes discussed in this Proxy Statement.

Background and Purpose of the Proposal

        The Plan was initially approved by our Board on April 12, 2013 and adopted by our stockholders on May 21, 2013, and serves as an important part of our overall compensation program. The Plan is the only compensation plan under which we currently grant equity-based awards to our employees and outside directors. Therefore, the Plan is critical to our ability attract and retain the services of individuals who are essential for the growth and profitability of the Company.

        As of April 10, 2017, there were 397,000 shares of common stock remaining for issuance under the Plan, which includes: (i) our initial share reserve under the Plan of 800,000 shares, as adjusted to reflect our 30:1 reverse stock split on August 20, 2013, plus (ii) 1,216,037 shares that have been added to the share reserve pursuant to the Plan's "evergreen" provision. The Share Reserve Amendment does not change the current number of shares available for issuance under the Plan, but rather changes the maximum amount by which such share reserve may be increased each year in accordance with the Plan's "evergreen" provision.

        The purpose of the Share Reserve Amendment is to increase the annual amount by which the share reserve under the Plan is automatically increased. Under the evergreen provision of the Plan prior to its amendment by the Proposal No. 2, the number of shares that may be granted under the Plan will be increased on the first day of each fiscal year (the "evergreen") by the number of shares equal to the lesser of: (i) 2% of the total issued and outstanding common shares of the company, (ii) 333,333 shares (adjusted to reflect our 30:1 reverse stock split on August 20, 2013), or (iii) such lesser amount as determined by our board of directors. However if the Share Reserve Amendment pursuant to this Proposal No. 2 is approved, then the number of shares that may be granted under the Plan will be increased on the first day of each fiscal year by the number of shares equal to the lesser of: (i) 3.5% of the total issued and outstanding common shares of the company or (ii) such lesser amount as determined by the board of directors.

        If our stockholders do not approve the Share Reserve Amendment at the Annual Meeting, the Plan's evergreen will continue in its current form and we will continue to grant equity awards under the Plan; however, we may have to use cash instead of equity to supplement our compensatory program because we may have insufficient shares under the Plan to continually grant equity awards.

Determination of Share Increase

        In evaluating the advisability of the Share Reserve Amendment and determining the size of the proposed increase, our compensation committee and our Board considered a number of factors, including the following:

Growth of the Company

        We have grown significantly since our initial public offering in September 2013. To maintain this growth, we have had to increase manufacturing capacity and R&D capabilities, which has required a corresponding increase in our headcount. For example, as of December 31, 2013, we employed 1,146 full-time employees and as of December 31, 2016, we employed 2,776 full-time employees, representing an increase of over 140%. This growth in headcount has resulted in a significant increase in the number of employees eligible to receive awards under the Plan. Accordingly, the Share Reserve Amendment provides that the share reserve under the Plan will increase by 3.5% of the total issued and outstanding shares of company common stock, or such lesser number as determined by our board of directors, allowing our share reserve to keep pace with our growth.

Importance of Long-Term Equity Incentive Awards

        Long-term equity incentives are a significant component of our executive compensation program, motivating executives to make decisions that focus on creating long-term value for stockholders, more closely aligning executives' interests with the interests of stockholders and serving as an effective retention tool. As illustrated below in the "Summary Compensation Table," equity awards accounted for approximately 55%, on average, of the total compensation for each of our named executive officers in 2016.

        Equity incentives are also an important part of our compensation program for our non-executive employees. The technology industry is characterized by a high level of employee mobility and the ability to continue to grant equity compensation is vital to our employee recruitment and retention efforts.

Dilution, Burn Rate and Overhang Analysis

        We are committed to managing the use of equity incentive awards prudently and maintaining a balance between the benefits that equity compensation brings to our compensation program and the dilutive effect that awards have on our stockholders. Common measures of a stock plan's cost include burn rate, dilution and overhang. The burn rate refers to how fast a Company uses the supply of shares authorized for issuance under its stock plan. Dilution measures the degree to which our stockholders' ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under the Plan in the future ("overhang").

        The following table sets forth the number of shares of our common stock subject to our awards granted under the Plan, as well as our annual dilution, burn rate and overhang for 2014, 2015 and 2016, which are the only three completed fiscal years since our initial public offering in September 2013.

Year	2014	2015	2016
Shares subject to Awards Granted under the Plan	1,842,883	2,031,585	2,528,527
Burn Rate(1)	1.29	1.42	1.59
Overhang(2)	0.15	0.13	0.12
Dilution(3)	0.10	0.09	0.09

(1)
The burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the fiscal year.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the fiscal year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Text of the Amendment

        The Share Reserve Amendment increases the maximum amount by which the share reserve will automatically be replenished under the Plan's evergreen (the "Share Reserve Amendment"). To reflect such increase, the third sentence of Section 3(a) of the Plan shall be deleted in its entirety and replaced with the following:

        "The maximum aggregate number of Shares that may be issued pursuant to all awards under the Plan shall increase annually on the first day of each fiscal year by the number of Shares equal to the lesser of (i) three and one half percent (3.5%) of the total issued and outstanding common shares of the Company on the first day of such fiscal year or (ii) such lesser amount determined by the Board."

Plan Summary

        A summary of the material terms of the Plan, which includes a description of the Share Reserve Amendment, appears in the section of this Proxy Statement entitled "Proposal No. 3: Approval of an Amendment and Restatement of the Plan and Approval of the Material Terms of the Performance Goals for Purposes of Section 162(m)" and is incorporated herein by reference.

Awards Granted to Certain Persons

        The aggregate number of shares of common stock subject to awards granted to certain persons under the Plan since its inception and through April 10, 2017 is reflected in the table below.

Name and Principal Position	Amount of Awards
Chih-Hsiang (Thompson) Lin	789,148
President and Chief Executive Officer
Stefan J. Murry	52,000
Chief Financial Officer and Chief Strategy Officer
Hung-Lun (Fred) Chang	38,400
Senior Vice President of Optical Component Business Unit
All current executive officers, as a group	953,598
All current directors who are not executive officers, as a group	106,488
All employees, including all current officers who are not executive officers, as a group	624,680

New Plan Benefits

        All future grants under the Plan are within the discretion of our Board or the compensation committee and the benefits of such grants are, therefore, not determinable.

Vote Required and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this proposal. Abstentions will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE APPLIED OPTOELECTRONICS, INC. AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN.

 PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE PLAN AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PURPOSES OF SECTION 162(M)

        In addition to the Share Reserve Amendment set forth in Proposal No. 2, we are also asking our stockholders to approve an amendment and restatement of the Plan, and to approve the material terms of the performance goals of the Plan for purposes of Section 162(m). As amended for purposes of Proposal Nos. 2 and 3, our Board adopted the amended and restated Plan on April 21, 2017, subject to stockholder approval at the Annual Meeting. The Amended Plan will become effective immediately upon stockholder approval at the Annual Meeting. This Proposal No. 3 is independent of Proposal No. 2 and neither proposal is conditioned upon stockholder approval of the other proposal. . A copy of the Plan, as amended by Proposal Nos. 2 and 3, is attached as Appendix A to this Proxy Statement. Additionally, if neither Proposal No. 2 nor Proposal No. 3 are approved by our stockholders, then the Plan will continue pursuant to its terms that existed immediately prior to the changes discussed in this Proxy Statement.

        Our stockholders are being asked to approve the amended Plan to:

  •
  Extend the term of the Plan through June 8, 2027;

  •
  Satisfy the stockholder approval requirements of Section 162(m), including approval of the material terms of the performance goals for awards that may be granted under the Plan as required under Section 162(m);

  •
  Provide the Plan administrator with the authority to effectuate net tax withholding obligations up to the maximum rate applicable to the individual under the applicable taxing jurisdiction; and

  •
  Make other technical revisions or otherwise non-material revisions to the Plan as shown in Appendix A.

Term of the Plan

        The Plan is currently scheduled to terminate on September 26, 2023. In the event Proposal No. 3 contained in this Proxy Statement is approved by stockholders, the Plan will terminate on June 8, 2027.

Section 162(m) Performance Goals

        Stockholder approval of this Proposal No. 3 constitutes approval of the material terms of the performance goals set forth under the Plan (which have not been changed from the performance goals set forth in the Plan prior to this Proposal). We are seeking approval of the material terms of the performance goals to preserve our ability to grant awards that meet the requirements to avoid the disallowance of tax deductibility under Section 162(m). Section 162(m) and related Treasury Regulations generally disallow a tax deduction by public companies for certain compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) (such being the "Covered Officers") unless such compensation is based on objective performance goals that are approved by the stockholders and otherwise meets the requirements for performance-based compensation under Section 162(m). As a newly public company, we were initially eligible for special transition relief under Section 162(m). During this special transition period, we were able to grant cash and equity incentive awards that were eligible for deduction without having to qualify them as performance-based compensation under Section 162(m). However, this transition period has expired, and in order to protect the deductibility of our compensation paid to Covered Officers, it is beneficial to our stockholders to approve the material terms of the Plan under this Proposal No. 3.

        For compensation to qualify as performance-based under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, must be disclosed to, and approved by, stockholders, including (1) the performance goals, (2) the group of participants whose compensation would be subject to the performance goals, and (3) the maximum amount payable to a Covered Officer, all of which is described below under Material Terms of the Amended Plan. Section 162(m) requires that the disclosure to stockholders be specific enough so that stockholders can determine the maximum amount of compensation that could be payable to the employee under a performance goal during a specified period.

        If the Plan as amended by Proposal Nos. 2 and 3 are not approved, then the Plan will continue to be in effect, and we will continue to be authorized to grant equity-based and cash awards under the Plan. If our stockholders do not approve this proposal, performance-based compensation under the Plan will not be considered performance-based for Section 162(m) purposes, which would cause the $1 million deduction limit to apply to such compensation. We believe not qualifying performance-based compensation for Section 162(m) purposes would negatively impact us and our stockholders. Note that, although we consider the deductibility under Section 162(m) when structuring our compensation arrangements for our Covered Officers, depending on the relevant circumstances at the time, the compensation committee may determine to award compensation that may not be deductible. In making this determination, the compensation committee balances the purposes and needs of our executive compensation program against the potential tax effects.

Net-Withholding at Maximum Applicable Tax Rates

        As amended, the Plan would allow the Administrator (as defined below) to satisfy tax withholding obligations by net withholding shares ("net withholding") up to, in terms of share value, the maximum individual rate under the applicable taxing jurisdiction (prior to this amendment, the Administrator could only implement net withholding up to the minimum amount otherwise required to be withheld by the applicable taxing jurisdiction). This change was triggered by the Accounting Standards Update 2016-09 issued by the Financial Accounting Standards Board ("FASB"), which now allows for net withholding at the maximum individual tax rate.

The Material Terms of the Plan are as Follows:

        The following summary of the principal terms of the Plan, as amended by Proposal Nos. 2 and 3, is qualified in its entirety by the full text, which is attached as Appendix A to this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can also be reviewed at www.sec.gov.

Purpose

        The purpose of the Plan is to attract and retain employees, directors and consultants by providing them with additional incentives, and to promote the success of our business.

Participants

        Persons eligible to receive awards under the Plan include our officers, employees, consultants and members of our board of directors. As of April 10, 2017, there were approximately 503 persons, including 492 employees, 5 executive officers, and 6 non-employee directors eligible to receive awards under the Plan.

Individual Limits

        The maximum number of shares that may be issued to any service provider under the Plan during a calendar year pursuant to stock options or stock appreciation rights is 600,000 and for restricted stock, restricted stock units, performance shares, performance units and other stock based awards is 600,000. The maximum amount that may be subject to cash awards granted to any service provider under the Plan in any calendar year is $5 million.

Performance Goals

        The amount of the vesting and the transferability restrictions applicable to any performance stock or performance unit award will be based upon the attainment of performance goals. The performance goals for awards intended to qualify as "performance-based compensation" under Section 162(m) will be based on one or more business criteria, as specified by our compensation committee, from time to time, from the following list with respect to: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries.

        The performance goals will be established by our compensation committee in accordance with Section 162(m) and the applicable Treasury Regulations. For awards meant to comply with Section 162(m), at the end of the applicable performance period, our compensation committee will certify the attainment of the performance goals and may not increase the number of shares or cash payable to Covered Officers upon attainment of such goals.

Authorized Shares

        The maximum number of common shares that may be issued or transferred pursuant to awards under the Plan is currently equal to 397,000, all of which may be subject to incentive stock option treatment. Under the Plan as it exists prior to Proposal Nos. 2 and 3, the maximum aggregate number of shares that may be issued pursuant to all awards under the Plan is increased on the first day of each fiscal year by the number of shares equal to the lesser of: (i) 2% of the total issued and outstanding common shares, (ii) 333,333 shares (adjusted to reflect our 30:1 reverse stock split on August 20, 2013), or (iii) such lesser amount as determined by our board of directors. If the Share Reserve Amendment set forth in Proposal No. 2 is approved, the evergreen shall be amended so that on the first day of each fiscal year, the maximum aggregate number of shares that may be issued pursuant to all awards under the Plan shall be increased by the number of shares equal to the lesser of: (i) 3.5% of the total issued and outstanding common shares of the Company or (ii) such lesser amount as determined by the board of directors.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, or to satisfy the tax withholding obligations under an award, then only the shares actually issued shall be counted against the applicable share limits. Shares that are subject to or underlie awards that expire or for any reason are cancelled, terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan.

Administration

        The Board of Directors or one or more committees appointed by our Board may administer the Plan. Our Board has delegated general administrative authority for the Plan to the compensation committee. The compensation committee may delegate some or all of its authority with respect to the Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the Company. The appropriate acting body, be it our Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the "Administrator." The Administrator determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to the Administrator under the Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve form award agreements, (v) determine the terms and conditions of awards, (vi) reduce the exercise price of outstanding awards without participant consent, (vii) amend outstanding awards, (viii) allow participants to satisfy withholding tax obligations based on the maximum individual income tax rate in the applicable jurisdiction through a reduction of shares; (ix) reduce, with or without participant consent, the exercise price of any award to the then current fair market value (or a higher value) if the fair market value of the common stock covered by such award has declined since the date the award was granted; and (x) institute an exchange program, provided such program receives prior approval by our stockholders.

Types of Awards

        The Plan authorizes stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock units, performance shares and performance units, as well as other awards described in the Plan that are responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.

  •
  Stock option.  A stock option is the right to purchase common shares at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option, or ISO, or a nonstatutory stock option, or NSO. ISO benefits are taxed differently from NSOs, as described under "Federal Income Tax Consequences," below. ISOs also are subject to more restrictive terms and are limited in amount by the Internal Revenue Code of 1986, as amended (the "IRS Code") and the Amended 2013 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

  •
  SAR.  A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

  •
  Restricted stock award.  A restricted stock award is typically for a fixed number of common shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator.

  •
  Restricted stock unit.  A restricted stock unit is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a common share.

        Under the Plan, the Administrator may also grant performance shares, performance units and other stock based awards. Performance shares and performance units are awards that will result in a payment to a participant only if performance goals established by the Administrator are achieved or the awards otherwise vest. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or some combination of the two, as determined by the Administrator.

        The Administrator may grant stock unit awards, permit deferred payment of awards, and may determine the form and timing of payment, vesting and other terms applicable to stock units or deferrals.

Transfer Restrictions

        Subject to certain exceptions, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her.

Adjustments or Changes in Capitalization

        In the event of any change in the outstanding common shares by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate or individual limits on the number of shares of common stock available under the Plan or subject to outstanding awards (including the exercise price of any awards) shall be adjusted as the Board of Directors deems necessary or appropriate.

Change in Control

        Upon a change in control of the Company, outstanding awards under the Plan will be assumed or substituted on the same terms. However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. For this purpose a change in control is defined to include certain changes in the majority of the board of directors, the sale of all or substantially all of the Company's assets and the consummation of certain mergers or consolidations.

        Awards granted to non-employee members of the board of directors that are assumed or substituted by a successor corporation shall fully vest, and in the case of options or stock appreciation rights, will become immediately exercisable, if such director is involuntarily terminated following the change and control.

Amendment and Termination.

        The Board of Directors may amend or terminate the Plan at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Unless previously terminated by the board of directors, the Plan, as amended by Proposal Nos. 2 and 3, will terminate on June 8, 2027. Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Tax Withholding

        When cash is to be paid pursuant to an award under the Plan, we may deduct an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld. When shares of our common stock are to be delivered pursuant to an award under the Plan, we may require the participant to remit to us in cash an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld. With the Administrator's approval, a participant may satisfy the foregoing requirement by electing to have us withhold from delivery shares of our common stock having a value equal to the maximum amount of required tax to be withheld based on the maximum individual income tax rate in the applicable jurisdiction.

Federal Income Tax Consequences

        The following discussion covers the principal United States federal income tax consequences with respect to awards that may be granted under the Plan. It is a brief summary only. The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe the deferred compensation provisions of Section 409A of the IRS Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        For "NSOs," our Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, our Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share and unit awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Our Company will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, our Company would generally have no corresponding compensation deduction.

        If an award is accelerated under the Plan in connection with a change in control (as this term is used under the IRS Code), our Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the IRS Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not "performance-based" within the meaning of Section 162(m) or do not fall within any other applicable exception, may not be permitted to be deducted by our Company in certain circumstances.

Options Granted to Certain Persons

        See "Proposal No. 2 Approval of an Amendment to Increase the Number of Shares Reserved for Issuance Under the Applied Optoelectronics, Inc. 2013 Equity Incentive Plan."

New Plan Benefits

        See "Proposal No. 2 Approval of an Amendment to Increase the Number of Shares Reserved for Issuance Under the Applied Optoelectronics, Inc. 2013 Equity Incentive Plan."

Vote Required and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of this proposal. Abstentions will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE APPLIED OPTOELECTRONICS, INC. AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PURPOSES OF SECTION 162(M).

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board has selected Grant Thornton LLP ("Grant Thornton") to serve as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017. Grant Thornton has served as our auditor since 2008. A representative of Grant Thornton is expected to be present at the Annual Meeting to be available to respond to appropriate questions.

Fees Billed by Grant Thornton

        The following table sets forth the aggregate fees billed by Grant Thornton for the fiscal years ended December 31, 2016 and 2015:

	Fiscal 2016	Fiscal 2015
Audit fees(1)	$803,092	$696,114
Audit-related fees(2)	$—	$—
Tax fees(3)	$—	$—
All other fees(4)	$6,913	$—
Total	$810,005	$696,114

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

        The audit committee has determined that all services performed by Grant Thornton are compatible with maintaining the independence of Grant Thornton. The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of this proposal. Abstentions will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the vote. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Grant Thornton as our independent registered public accounting firm, the audit committee will reconsider its selection.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee currently consists of three directors. Messrs. Black, Moore and Ignatiev are each, in the judgment of the Board, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on the investor relations portion of Applied Optoelectronics, Inc.'s website at www.ao-inc.com.

        The audit committee oversees Applied Optoelectronics, Inc.'s financial reporting process on behalf of the Board. The audit committee is responsible for retaining Applied Optoelectronics, Inc.'s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee's specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

        Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Applied Optoelectronics, Inc.'s independent registered public accounting firm, Grant Thornton, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The audit committee has reviewed and discussed with management the Company's audited financial statements. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of Applied Optoelectronics, Inc.'s financial reporting.

        The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to Applied Optoelectronics, Inc.'s Board that the Company's audited financial statements be included in Applied Optoelectronics, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,
AUDIT COMMITTEE Richard B. Black, Chairman Alan Moore Alex Ignatiev

        The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Applied Optoelectronics, Inc. under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that Applied Optoelectronics, Inc. specifically incorporates such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

EXECUTIVE OFFICERS

Executive Officers

        The following table sets forth certain information regarding our executive officers as of April 10, 2017.

Name	Age	Position(s)
Chih-Hsiang (Thompson) Lin	54	President, Chief Executive Officer and Chairman of the Board of Directors
Stefan J. Murry	44	Chief Financial Officer and Chief Strategy Officer
Hung-Lun (Fred) Chang	53	Senior Vice President of Optical Component Business Unit
Shu-Hua (Joshua) Yeh	51	Asia General Manager and Senior Vice President of Network Equipment Module Business Unit
David C. Kuo	34	Vice President, General Counsel and Corporate Secretary

        Dr. Chih-Hsiang (Thompson) Lin's biography can be found on page 5 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other executive officers, including our other named executive offers, are below.

        Stefan J. Murry, Ph.D., has served as our Chief Financial Officer since August 2014. Previously, Dr. Murry served as our Chief Strategy Officer from December, 2012, our Vice President of Sales and Marketing from June 2004 until December 2012, our Director of Sales and Marketing from January 2000 to June 2004 and as a Senior Engineer of Device Packaging from February 1997 to January 2000. He also previously served as Research Associate and Mission Control Specialist with the Space Vacuum Epitaxy Center in Houston, TX. Dr. Murry has been issued multiple patents in the optoelectronics industry, as well as in various related and complimentary industries. Dr. Murry received BS and MS degrees in Physics and a Ph.D. in Electrical Engineering from the University of Houston.

        Hung-Lun (Fred) Chang, Ph.D., has served as Senior Vice President of our Senior Vice President of Optical Component Business Unit since October 2012. Previously, Dr. Chang served as Vice President of our Optical Module Division from March 2005 until October 2012, our Director of Manufacturing from June 2002 to March 2004, and as our Deputy Packaging Manager from April 2001 to May 2002. Dr. Chang has held numerous positions in the optoelectronics industry throughout his career. His most recent position prior to joining us was Deputy Manager of the Optical Active Component Group at Hon-Hai Precision Industry Co., Ltd., which is based in Taiwan. He was also a researcher and project manager of the Optoelectronic Module Technology group at Chunghwa Telecom Co., Ltd. from 1996 to 2000. Dr. Chang received a BS degree in Electrophysics and a Ph.D. in Electro-Optical Engineering from National Chiao Tung University in Taiwan.

        Shu-Hua (Joshua) Yeh has served as our Asia General Manager since February 2015 and as Senior Vice President of our Network Equipment Module Business Unit since November 2012. Previously, Mr. Yeh served as our General Manager of our Video Equipment Division of Global Technology Inc., our China subsidiary, since its acquisition by us in March 2006 and had served as its President and Chief Executive Officer from April 2002 until the acquisition. From May 1995 to April 2002, Mr. Yeh served as a Vice President of Sales and Marketing of Twoway CATV Technology Inc. Mr. Yeh received a BS degree in Mechanical Engineering and an MS in Automatic Control Science from National Chung Shing University in Taiwan.

        David C. Kuo has served as our Vice President and General Counsel since August 2013 and as our Corporate Secretary since November 2012. Previously, Mr. Kuo served as our Assistant General Counsel from May 2009 until August 2013, and as our Asia Legal Manager from January 2011 until August 2013. Mr. Kuo holds a JD from South Texas College of Law and a BBA degree in Real Estate from Baylor University.

        Our executive officers are elected by, and serve, at the discretion of our Board. There are no family relationships among any of our directors or executive officers.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

        We are an "emerging growth company," as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2016. These officers are referred to as our named executive officers. The information included in this table reflects compensation for the years ended December 31, 2015 and 2016.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation(4)		Total
Chih-Hsiang (Thompson) Lin	2016	$442,089	$332,567	$1,821,720	—	—	—	$34,290	(5)	$2,630,666
President and Chief Executive	2015	$398,294	$278,571	$277,140	—	—	—	$26,283	(5)	$980,288
Officer
Stefan J. Murry	2016	$290,900	$137,316	$452,200	—	—	—	$13,673		$894,089
Chief Financial Officer and	2015	$247,001	$137,388	$62,580	—	—	—	$7,673		$454,642
Chief Strategy Officer
Hung-Lun (Fred) Chang	2016	$240,973	$116,512	$323,000	—	—	—	$13,140		$693,625
Senior Vice President of Optical	2015	$213,926	$101,673	$44,700	—	—	—	$10,173		$370,472
Component Business Unit

(1)
Includes amounts earned but deferred at the election of the named executive officers, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the IRS Code.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers for the restricted stock units.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers for the stock options.

(4)
Includes life insurance premiums paid by us for the benefit of the named executive officers and any 401(k) matching contributions made by the Company on behalf of the executive officers.

(5)
In addition to life insurance premiums and 401(k) matching contributions, this also includes the cost of personal use of a Company provided car. The amount is determined based on the cost of the lease of the corporate car related to the proportion of mileage the car was driven for non-business trips.

Narrative to summary compensation table

2016 Base Salaries

        Each of our named executive officers is paid a base salary reflecting his skill set, experience, role and responsibilities. The base salary of our named executive officers is subject to adjustment by our Board or our compensation committee. Salary increases for our named executive officers in 2016 over 2015 reflect an increase of 13.1%, 13.5% and 5.5% for Dr. Lin, Dr. Murry and Dr. Chang, respectively.

2016 Cash Bonuses

        Each named executive officer is eligible to receive an annual performance-based cash bonus based on achievement of individual performance goals and Company goals, determined by our compensation committee at the beginning of each year.

        As soon as practical after the year is completed, our compensation committee reviews actual performance against the stated Company performance goals and individual performance goals established by the compensation committee at the beginning of the year and determines what it believes to be the appropriate level of cash bonus, if any, for the named executive officers. For 2016, the Company goals and objectives primarily related to 2016 revenue and net income. Individual goals were based on each person's specific expertise and experience.

        In February 2017, our compensation committee reviewed the performance of the Company and of each individual executive against the 2016 Company and individual goals and objectives and elected to pay bonuses to the named executive officers. The amounts awarded to each named executive officer for 2016 performance are set forth in the Summary Compensation Table in the column entitled "Bonus."

Agreements with our named executive officers

        We have entered into an employment agreement regarding change of control or separation of service with Dr. Lin. These provisions are described below under "Potential Payments Upon Termination and Change of Control." In addition, under the agreements Dr. Lin is bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our customers, prospective customers, employees or other service providers during employment and for a period of time following termination of employment.

        We have entered into an employment agreement with each of Dr. Murry and Dr. Chang. Under the employment agreements, Dr. Murry and Dr. Chang are entitled to a minimum base salary of $279,287 and $221,927, respectively, subject to increase in the discretion of the compensation committee. Dr. Murry and Dr. Chang are also eligible to receive an annual bonus equal to the performance based bonus set by the Company or the compensation committee if the applicable performance goals are satisfied. They are entitled to participate in other employee benefit arrangements the Company provides to its executives and are subject to certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our customers, prospective customers, employees or other service providers during employment and for a period of time following termination of employment. Each agreement contains additional provisions regarding change of control or separation of service which are described below under "Potential Payments Upon Termination and Change of Control."

Equity-based compensation

        We use equity awards in the form of service-based restricted stock awards to ensure that our executive officers, including the named executive officers, have a continuing stake in our long-term success. We structure our long-term incentive compensation in the form of equity awards because we believe that if our executive officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We also believe that equity awards are an integral component of our efforts to attract exceptional executive officers, senior management and employees.

        In determining the size of the equity awards granted in 2016 to the named executive officers, our compensation committee made its decisions based primarily on its members' experience and knowledge, equity compensation data provided by Gallagher Benefit Services, Inc. in January 2016, internal pay equity (that is, generally similar award sizes as among our executive officers, with larger awards to our CEO in light of his roles and responsibilities), our objective of incentivizing and rewarding named executive officers for longer-term corporate performance and the potential dilutive effect on our stockholders. These factors were considered as a whole, without any specific weighting or formula.

        On February 4, 2016, our Board granted restricted stock awards (RSAs) for 112,800 shares of our common stock to Chih-Hsiang (Thompson) Lin, RSAs for 28,000 shares of our common stock to Stefan J. Murry, and RSAs for 20,000 shares of our common stock to Hung-Lun (Fred) Chang.

        Each of the RSAs described above vest over a four year period, with one-eighth of the shares subject to vesting on the six-month anniversary of the vesting commencement date and one-eighth of the remaining shares vesting on the first day of each succeeding six month period, in each case subject to the executive officer's continued service. Such vesting may be subject to acceleration in the event of our change of control or the executive officer's death or disability.

Employee benefits and perquisites

        All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, life insurance benefits and short-term and long-term disability insurance. Our named executive officers participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health or welfare plans for our named executive officers.

        We also provide our named executive officers, together with other key employees, with certain additional limited benefits. The value of these benefits is included above in the "All Other Compensation" column of the summary compensation table.

401(k)

        We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants' interests in their contributions are 100% vested when contributed. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the IRS Code.

Pension Benefits

        We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2016.

Nonqualified Deferred Compensation

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2016.

Outstanding Equity Awards on December 31, 2016

        The following table sets forth certain information regarding outstanding equity awards at fiscal year-end for our named executive officers for the year ended December 31, 2016.

	Option Awards						Stock Awards
							Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	Number of Shares Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Exercisable		Unexercisable
Hung-Lun (Fred) Chang	768	(3)	—		$6.00	March 4, 2021	—		—
Hung-Lun (Fred) Chang	3,000	(4)	—		$6.00	May 22, 2022	—		—
Hung-Lun (Fred) Chang	11,084	(5)	1,583	(5)	$7.50	January 18, 2023	—		—
Hung-Lun (Fred) Chang	6,750	(6)	2,250	(6)	$9.96	September 26, 2023	—		—
Hung-Lun (Fred) Chang	2,750	(7)	1,650	(7)	$13.84	January 28, 2024	—		—
Hung-Lun (Fred) Chang							3,125	(8)	$73,250
Hung-Lun (Fred) Chang							17,500	(9)	$410,200
Chih-Hsiang (Thompson) Lin	2,000	(2)	—		$6.00	August 23, 2020	—		—
Chih-Hsiang (Thompson) Lin	17,407	(3)	—		$6.00	March 4, 2021	—		—
Chih-Hsiang (Thompson) Lin	10,667	(4)	—		$6.00	May 22, 2022	—		—
Chih-Hsiang (Thompson) Lin	74,916	(5)	11,417	(5)	$7.50	January 18, 2023	—		—
Chih-Hsiang (Thompson) Lin	461,511	(6)	153,837	(6)	$9.96	September 26, 2023	—		—
Chih-Hsiang (Thompson) Lin	18,750	(7)	11,250	(7)	$13.84	January 28, 2024	—		—
Chih-Hsiang (Thompson) Lin							19,375	(8)	$454,150
Chih-Hsiang (Thompson) Lin							98,770	(9)	$2,315,169
Stefan J. Murry	222	(1)	—		$6.00	October 19, 2019	—		—
Stefan J. Murry	15,166	(5)	2,167	(5)	$7.50	January 18, 2023	—		—
Stefan J. Murry	9,000	(6)	3,000	(6)	$9.96	September 26, 2023	—		—
Stefan J. Murry	3,125	(7)	1,875	(7)	$13.84	January 28, 2024	—		—
Stefan J. Murry							4,375	(8)	$102,550
Stefan J. Murry							24,500	(9)	$574,280

(1)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2008 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date and the remaining shares shall become exercisable with respect to one-thirty-sixth (1/36) of the remaining shares as of the first day of the calendar month following the first anniversary of the vesting start date, subject to continued service through each applicable vesting date.

(2)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2010 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(3)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2011 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date and the remaining shares shall become exercisable with respect to one-thirty-sixth (1/36) of the remaining shares as of the first day of the calendar month following the first anniversary of the vesting start date, subject to continued service through each applicable vesting date.

(4)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2012 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(5)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2013 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(6)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2013 under our 2013 Equity Incentive Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(7)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2014 under our 2013 Equity Incentive Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(8)
The amounts reported reflect shares of common stock underlying restricted stock awards granted in calendar year 2015 under our 2013 Equity Incentive Plan. The RSAs vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(9)
The amounts reported reflect shares of common stock underlying restricted stock awards granted in calendar year 2016 under our 2013 Equity Incentive Plan. The RSAs vest over a four year period as follows: with one-eighth of the shares subject to vesting on the six-month anniversary of the vesting commencement date and one-eighth of the remaining shares vesting on the first day of each succeeding six month period, subject to continued service through each applicable vesting date.

Compensation Committee Report

        The compensation committee has reviewed and discussed the above section titled "Executive Compensation" with management. Based on such review and discussion, the compensation committee has recommended to the Board that the section titled "Executive Compensation" be included in this Proxy Statement.

Respectfully submitted,
COMPENSATION COMMITTEE William H. Yeh, Chairman Min-Chu (Mike) Chen Che-Wei Lin

Potential Payments Upon Termination and Change of Control

        Dr. Lin has an employment agreement regarding change of control or separation of service with our Company, which provides that, if our Board terminates his employment for any reason other than Cause or if he resigns for Good Reason before the occurrence of a Change of Control, as defined below, he will be entitled to receive (i) a payment equal to one year's base salary, (ii) a payment equal to his performance based bonus and (iii) $15,000, (which may be used for benefit continuation under COBRA or for any other purpose). The severance benefits that may arise as a result of a termination prior to a Change of Control will be paid periodically in installments over the 12 months following his separation from service, subject to certain limitations including his execution of a release agreement. The release agreement shall include a reasonable agreement to cooperate for a period of six months following the employment termination date and a mutual non-disparagement clause. In consideration of these benefits, he has agreed to be subject to a non-compete provision for a period of 12 months following his separation from service and to maintain the confidentiality of Company information.

        Dr. Murry and Dr. Chang each have an employment agreement regarding change of control or separation of service with our Company, which provides that, if our Board terminates the executive's employment for any reason other than Cause or if he resigns for Good Reason before the occurrence of a Change of Control, as defined below, he will be entitled to receive (i) a payment equal fifty percent (50%) of the then current annual base salary, (ii) a payment equal to fifty percent (50%) of his performance based bonus and (iii) $15,000, (which may be used for benefit continuation under COBRA or for any other purpose). The severance benefits that may arise as a result of a termination prior to a Change of Control will be paid no later than the thirtieth (30th) day following the separation from service, subject to certain limitations including his execution of a release agreement. The agreement also include a mutual non-disparagement clause. In consideration of these benefits, each executive has agreed to be subject to a non-compete provision for a period of 12 months following his separation from service and to maintain the confidentiality of Company information.

        Each employment agreement generally defines "Cause" as, following written notice to the executive and the executive's failure to cure such occurrence(s): (i) conviction or plea of nolo contendre to any felony offense or to a crime of moral turpitude; (ii) commission of willful misconduct or violation of law in connection with the performance of his duties, including (a) misappropriation of funds or property, (b) attempting to secure personally any profit in connection with any transaction entered into on behalf of our Company, or (c) making any material misrepresentation to our Board, our Company or its affiliates; (iii) material violation or failure to comply with our Company policy; (iv) material breach of the employment agreement; or (v) the willful and continued failure or neglect to substantially perform his duties with our Company. "Good Reason" is defined to include: (i) the executive's assignment to duties inconsistent with his position or title; (ii) reduction in his base compensation, except as part of an overall cost reduction program that affects all senior executives and does not disproportionately affect the executive; (iii) any purported termination of the executive by our Company other than for disability or Cause or a voluntary resignation initiated by the executive, except for a voluntary termination for Good Reason; (iv) failure of any successor entity to our Company to expressly assume the employment agreement; and (v) material breach by our Company of the agreement.

        Dr. Lin, Dr. Murry and Dr. Chang each have provisions in their employment agreements that provide if, within one year after a Change of Control or within six months prior to a Change of Control, the executive's employment is terminated by the executive for Good Reason or by our Company other than for Cause, the executive will instead be entitled to receive severance benefits consisting of: (i) a lump sum payment equal to one year's base salary; (ii) a lump sum payment equal to his performance based bonus; (iii) $10,000 ($15,000 for Dr. Murry and Dr. Chang) which may be used for benefit continuation under COBRA or for any other purpose and (iv) accelerated vesting of the executive's awards granted under any incentive share plan or equity incentive plan of the Company, with all vested options becoming exercisable for an extended period following termination of employment. For Dr. Murry and Dr. Chang, the severance benefits that may arise as a result of termination within one year following a Change of Control will be paid no later than the 30th day after the effective date of the executive's separation from service. For Dr. Lin, the severance benefits that may arise as a result of termination within one year following a Change of Control will be paid on the later of the 60th day after the effective date of the executive's separation from service or six months and one day after executive's separation from service if the executive is, at the time of termination, a "specified employee" as defined under Section 409A of the IRS Code. Additionally, Dr. Lin's employment agreement provides him with a tax gross-up payment to make him whole for any excise taxes that he would owe resulting from the application of the 20% excise tax provisions under Section 280G of the IRS Code, that apply when certain "parachute payments" are paid to Dr. Lin as the result of a Change of Control. None of the other employment agreements with our executive officers provide them with any right to a tax gross-up.

        A "Change of Control" is deemed to occur if: (i) individuals who constitute the Board of our Company on the date of the employment agreement ("Incumbent Directors") cease to constitute at least a majority of our Board; provided, that any individual whose election or nomination for election by the stockholders was approved by a majority of the then Incumbent Directors shall be considered an Incumbent Director, with certain exceptions; or (ii) the stockholders of our Company approve (1) any merger, consolidation or recapitalization of our Company or any sale of substantially all of its assets where (a) the stockholders of our Company prior to the transaction do not, immediately thereafter, own at least 51% of both the equity and voting power of the surviving entity or (b) the Incumbent Directors at the time of the approval of the transaction would not immediately thereafter constitute a majority of the Board of the surviving entity, or (2) any plan of liquidation or dissolution of our Company.

Compensation of Directors

        Director compensation runs from the date of the Annual Stockholder meeting until the next year's meeting. From January 2016 to May 2016, our non-employee directors received $12,097, a prorated portion of their $30,000 annual retainer. Non-employee directors that served as the chairman of our audit committee, chairman of our compensation committee, and chairman of our nominating and corporate governance committee, received an additional $2,016, $1,210, $806, respectively, a prorated portion of the additional $5,000, $3,000 and $2,000 annual retainer, respectively. In addition, our non-employee directors received $1,500 for each board or committee meeting attended in person, and $750 for each board or committee meeting attended by telephone and if such teleconference meeting lasted longer than two hours, an additional $750 fee was paid. If a committee meeting occurred on the same day as a scheduled board meeting, no additional compensation was paid for the committee meetings. Directors were also reimbursed for out-of-pocket expenses incurred in the course of their service on the Board or its committees. Dr. Lin did not receive any compensation from the Company other than compensation received for serving as an executive officer of the Company.

        In May 2016, our Board adjusted director compensation effective May 27, 2016, based on research and analysis provided by Gallagher Benefit Services, Inc. to our Board in January 2016. The changes were designed to place greater reliance on compensation in the form of stock awards and increase total director compensation closer to the median target. For the twelve-month period beginning on May 27th, 2016, our non-employee directors were eligible to receive a $35,000 annual retainer. Non-employee directors that serve as a member of our audit committee, our compensation committee or our nominating and corporate governance committee were entitled to receive an additional $8,000, $5,000 or $4,000 annual retainer, respectively. Non-employee directors that serve as the chairman of our audit committee, chairman of our compensation committee or chairman of our nominating and corporate governance committee were entitled to receive $9,000, $6,000 and $4,000, respectively, in addition to the annual retainer for committee membership. The cash retainers were paid quarterly. Directors are also reimbursed for out-of-pocket expenses incurred in the course of their service on the Board or its committees. Dr. Lin did not receive any compensation from the Company other than compensation received for serving as an executive officer of the Company.

        On June 6, 2016, our Board approved awarding non-employee directors with a number of restricted stock units under our 2013 Equity Incentive Plan equal to $80,000 divided by the market closing price of our common stock on the date of grant. All restricted stock units granted to our non-employee directors vest in equal monthly amounts over the first twelve months following the date of grant, subject to early termination in accordance with their terms. The stock grant was made following the election of directors at the annual meeting on May 27, 2016.

        The table below sets forth, for each person who served as a non-employee director during 2016, information regarding compensation for service on our Board during 2016.

NAME	Fees Earned or Paid in Cash(1)	Restricted Stock Units(2)	All Other Compensation	Total
William H. Yeh	$45,645	$80,000	$0	$125,645
Richard B. Black	$48,282	$80,000	$0	$128,282
Min-Chu (Mike) Chen	$45,242	$80,000	$0	$125,242
Alex Ignatiev	$42,565	$80,000	$0	$122,565
Alan Moore	$41,258	$80,000	$0	$121,258
Che-Wei Lin	$37,968	$80,000	$0	$117,968

(1)
Reflects the aggregate dollar amount of fees earned or paid in cash for services as a non-employee director, including committee service fees, fees for serving as a committee chairperson, and board and committee meeting fees.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers for the restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION

        Currently, the Plan is our only equity compensation plan that we maintain and that provide for the issuance of our common stock to officers and other employees, directors and consultants (the 1998 Share Incentive Plan, the 2000 Share Incentive Plan, the 2004 Share Incentive Plan, and the 2006 Share Incentive Plan were all merged into the Plan effective immediately prior to our initial public offering). The Plan, and each of the equity plans that were merged into it, were approved by our stockholders, prior to our initial public offering. The Company does not maintain any equity incentive plans that have not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plan as of December 31, 2016:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,647,560	(1)	$9.40	(2)	531,101	(3)

(1)
Includes 1,130,137 subject to outstanding stock option awards and 517,423 shares subject to outstanding restricted stock unit awards as of December 31, 2016.

(2)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or RSAs, since RSUs and RSAs have no exercise price.

(3)
Includes 531,101 shares of common stock available for issuance in connection with future awards under our Plan, which represents the initial share reserve of 800,000 shares (adjusted to reflect our 30:1 reverse stock split on August 20, 2013), plus the remaining shares available for issuance under our prior equity incentive plans and any lapsed awards under such prior plans, plus any shares that have been added since the Plan's adoption to the share reserve under the Plan's "evergreen" provision. Under the Plan and prior to Proposal No. 2, the maximum aggregate number of common shares that may be issued pursuant to all awards under the Plan increases annually on the first day of each fiscal year by the number of common shares equal to the lesser of (i) 333,333 shares, (ii) 2% of the total issued and outstanding common shares on the immediately preceding December 31, or (iii) such lesser amount determined by our Board. If the Share Reserve Amendment pursuant to Proposal No. 2 is approved by stockholders at the Annual Meeting, the maximum aggregate number of common shares that may be issued pursuant to all awards under the Plan shall increase annually by the lesser of (i) three and one half percent (3.5%) of the total issued and outstanding common shares of our Company on the first day of each fiscal year or (ii) such lesser amount determined by the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

        We have a written Related Party Transactions Policy. Pursuant to this Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction.

Related Party Transactions

        During fiscal 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except the transactions described below.

Indemnification of Officers and Directors

        As permitted by Delaware General Corporation Law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission. In addition, our amended and restated bylaws provide that:

  •
  we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise;

  •
  we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

  •
  we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

        We have entered into agreements that indemnify each of our directors and certain of our executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification for judgments, fines, settlement amounts and expenses, including attorneys' fees incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person's services as a director or executive officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain directors' and officers' liability insurance.

        At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Review, Approval and Ratification of Transactions with Related Parties

        Our audit committee charter requires, among other items, that transactions with directors, officers and holders of five percent or more of our common stock must be approved by our audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of April 10, 2017 by:

  •
  each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our named executive officers;

  •
  each of our current directors and nominees; and

  •
  all of our current directors and current executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table possesses sole voting and investment power with respect to all shares of common stock beneficially owned by them.

        Applicable percentage ownership in the following table is based on 18,986,790 shares of common stock outstanding as of April 10, 2017. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 10, 2017, and restricted stock units, or RSUs, which vest or will vest within 60 days of April 10, 2017, are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options or RSUs, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

        Unless otherwise noted below, the address of each person listed on the table is c/o Applied Optoelectronics, Inc., 13139 Jess Pirtle Blvd, Sugar Land, Texas 77478.

Names of Beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Wellington Management Group LLP(1)	1,009,705	5.87%
Whale Rock Capital Management LLC(2)	890,525	5.18%
BlackRock, Inc.(3)	1,042,286	6.10%
Directors and Named Executive Officers:
Chih-Hsiang (Thompson) Lin(4)	875,791	4.45%
Che-Wei Lin(5)	83,717	*
William H. Yeh(6)	81,167	*
Richard B. Black(7)	50,404	*
Alex Ignatiev(8)	22,919	*
Min-Chu (Mike) Chen(9)	35,273	*
Alan Moore(10)	222,542	1.17%
Hung-Lun (Fred) Chang(11)	43,896	*
Stefan J. Murry(12)	64,166	*
All executive officers and directors as a group (11 persons)(13)	1,615,961	8.19%

(1)
From Schedule 13G/A filed with the SEC on February 28, 2017 indicating that such shares are beneficially owned by Wellington Management Group LLP ("Wellington") in its capacity as investment adviser to clients who are the record holders of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of our common stock. Of such shares, Wellington has shared voting power over 771,425 shares and shared dispositive power over 1,009,705 shares and that its address is Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Steven M. Hoffman is Managing Director of Wellington Management Company LLP.

(2)
Based on a Schedule 13G filed with the SEC on January 12, 2017, Whale Rock Capital Management LLC reported that as of December 31, 2016, it had sole voting and sole dispositive power over 890,525 shares and that its address is Whale Rock Capital Management LLC, East Tower Jing Yan Building, No. 29 Shijingshan Road, Shijingshan District, Beijing 100043, People's Republic of China. Alexander Sacerdote is the managing member and owner of Whale Rock Capital Management LLC. Alexander Sacerdote disclaims beneficial ownership as to the securities, except to the extent of his pecuniary interests in Whale Rock Capital Management LLC.

(3)
Based on a Schedule 13G filed with the SEC on December 31, 2016, BlackRock, Inc. reported that as of December 31, 2016, it had sole voting power over 1,018,670 share and sole dispositive power over 1,042,286 shares and that its address is BlackRock Inc., 55 East 52nd Street, New York, New York, 10055.

(4)
Includes (i) 677,336 shares of common stock issuable upon the exercise of stock options within 60 days of April 10, 2017; (ii) 98,355 shares of common stock; and (iii) 100,100 shares of restricted stock vesting ratably over four years. Dr. Lin is our President, Chief Executive Officer and Chairman of the Board.

(5)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 76,706 shares of common stock. Mr. Lin is a member of our Board.

(6)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 74,156 shares of common stock. Mr. Yeh is a member of our Board.

(7)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 35,231 shares of common stock; and (iii) 8,162 shares of common stock held of record by Heather B. Black Revocable Trust, which Heather Black is trustee and has the sole voting and dispositive power over such shares. Ms. Black is Mr. Black's spouse. Mr. Black is a member of our Board.

(8)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 15,908 shares of common stock. Dr. Ignatiev is a member of our Board.

(9)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 13,262 shares of common stock; and (iii) 15,000 shares of common stock held of record by Yuh-Mei Chung. Ms. Chung is Dr. Chen's spouse. Dr. Chen is a member of our Board.

(10)
Includes (i) 7,011 RSUs which vest within 60 days of April 10, 2017; and (ii) 215,531 shares of common stock. Mr. Moore is a member of our Board.

(11)
Includes (i) 24,610 shares of common stock issuable upon the exercise of stock options within 60 days of April 10, 2017; (ii) 1,786 shares of common stock; and (iii) 17,500 shares of restricted stock vesting ratably over four years. Dr. Chang is our Senior Vice President of Optical Component Business Unit.

(12)
Includes (i) 27,472 shares of common stock issuable upon the exercise of stock options within 60 days of April 10, 2017; (ii) 12,194 shares of common stock; and (iii) 24,500 shares of restricted stock vesting ratably over four years. Dr. Murry is our Chief Financial Officer and Chief Strategy Officer.

(13)
Includes (i) 749,913 shares of common stock issuable upon the exercise of stock options within 60 days of April 10, 2017; (ii) 42,066 RSUs which vest within 60 days of April 10, 2017; (iii) 646,582 shares of common stock; and (iv) 177,400 shares of restricted stock vesting ratably over four years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons during the most recent fiscal year, we believe that all of our executive officers, directors and greater- than-10% stockholders complied with the applicable filing requirements, with the exception noted below.

  •
  A late Form 4 report was filed by Chih-Hsiang (Thompson) Lin on August 9, 2016 to report the sale of 1,171 shares of our common stock on August 1, 2016 to satisfy tax withholding obligation on vesting of restricted stock.

  •
  A late Form 4 report was filed by Stefan J. Murry on August 9, 2016 to report the sale of 267 shares of our common stock on August 1, 2016 to satisfy tax withholding obligation on vesting of restricted stock.

  •
  A late Form 4 report was filed by Hung-Lun (Fred) Chang on August 9, 2016 to report the sale of 192 shares of our common stock on August 1, 2016 to satisfy tax withholding obligation on vesting of restricted stock.

  •
  A late Form 4 report was filed by David C. Kuo on August 9, 2016 to report the sale of 139 shares of our common stock on August 1, 2016 to satisfy tax withholding obligation on vesting of restricted stock.

 STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2017 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 29, 2017 (120 days prior to the anniversary of this year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

        Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the "Corporate Governance—Director Nominations" section of this Proxy Statement.

        In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2017 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given).The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2017 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2017 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2017 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING

        The U.S. Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as "householding," can mean extra convenience for stockholders and cost savings for the Company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061 or (866) 540-7095. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

By order of the Board

David Kuo General Counsel and Corporate Secretary

April 28, 2017

APPENDIX A

APPLIED OPTOELECTRONICS, INC.
AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN

        1.    Purpose of the Plan.    The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company's business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards.

        2.    Definition.    As used in this Plan, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Awarded Stock" means the Common Stock subject to an Award.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Change in Control" means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  the sale or disposition by the Company of all or substantially all of the Company's assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company's stockholders;

            (iii)  A change in the composition of the Board occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" are directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

          (i)    "Committee" means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

          (j)    "Common Stock" means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

          (k)   "Company" means Applied Optoelectronics, Inc., a Delaware corporation, and any successor to Applied Optoelectronics, Inc.

          (l)    "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (m)  "Director" means a member of the Board.

          (n)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (o)   "Dividend Equivalent" means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

          (p)   "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (r)   "Exchange Program" means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion, provided that the Administrator may not institute an Exchange Program without stockholder approval.

          (s)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (iv)  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

          (t)    "Incentive Stock Option" means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

          (u)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (v)   "Option" means an option to purchase Common Stock granted pursuant to the Plan.

          (w)  "Other Stock Based Awards" means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

          (x)   "Outside Director" means an "outside director" within the meaning of Section 162(m) of the Code.

          (y)   "Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z)   "Participant" means a Service Provider who has been granted an Award under the Plan.

          (aa) "Performance Goals" means goals which have been established by the Committee in connection with an Award and are based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries.

          (bb) "Performance Period" means the time period during which the Performance Goals or performance objectives must be met.

          (cc) "Performance Share" means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

          (dd) "Performance Unit" means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

          (ee) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

          (ff)  "Plan" means this Amended and Restated 2013 Equity Incentive Plan.

          (gg) "Prior Plans" means the Company's 1998 Share Incentive Plan, 2000 Share Incentive Plan, 2004 Share Incentive Plan and 2006 Incentive Share Plan.

          (hh) "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

           (ii)  "Restricted Stock Unit" means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

          (jj)   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (kk) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ll)   "Service Provider" means an Employee, Director or Consultant.

          (mm)  "Share" means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (nn) "Stock Appreciation Right" or "SAR" means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

          (oo) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)    Stock Subject to the Plan.    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is ~~2,016,037~~397,000 Shares, representing the remaining shares available for issuance under the Prior Plans, plus the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Plan prior to its amendement and restatement and under the Prior Plans, plus Shares that have been automatically added to the Plan pursuant to this Section 3(a) as of January 1, 2017; all of which may be subject to Incentive Stock Option treatment. ~~The maximum number of Shares that may be subject to Incentive Stock Option treatment is 2,016,037.~~ The maximum aggregate number of Shares that may be issued pursuant to all awards under the Plan shall increase annually on the first day of each fiscal year following the adoption of the Plan by the number of Shares equal to the lesser of (i) ~~two percent~~ three and one half percent (3.5%) of the total issued and outstanding common shares of the Company on the first day of such fiscal year~~, (ii) 333,333 Shares~~ or (ii~~i~~) such lesser amount determined by the Board. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan~~; provided that any shares of Restricted Stock withheld to statisfy any Company withholding obligations in excess of the minimum amount required to be withheld shal no longer be available for issuance pursuant to future Awards under the Plan~~.

          (b)    Lapsed Awards.    If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan (the "Lapsed Awards"). Similarly, the shares subject to Lapsed Awards under the Prior Plans shall add to the maximum number of Shares that are available for grant under Section 3(a) of the Plan.

          (c)    Share Reserve.    The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.

            (iii)    Rule 16b-3.    If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

            (v)    Delegation of Authority for Day-to-Day Administration.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:

              (i)  determine the Fair Market Value of Awards;

             (ii)  select the Service Providers to whom Awards may be granted under this Plan;

            (iii)  determine the number of Shares to be covered by each Award granted under this Plan;

            (iv)  approve forms of Award Agreements for use under the Plan;

             (v)  determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  reduce, with or without Participant consent, the exercise price of any Award to the then current Fair Market Value (or a higher value) if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, provided that the Administrator may not do so without stockholder approval;

           (vii)  institute an Exchange Program, provided that the Administrator may not do so without stockholder approval;

          (viii)  construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

            (ix)  prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans;

             (x)  amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant's rights under an outstanding Award shall not be made without the Participant's written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

            (xi)  allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash ~~be issued upon exercise or vesting of an Award up to the number of Shares or cash~~ having a Fair Market Value equal to the amount required to be withheld based on the maximum individual income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii)  authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiii)  allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

          (xiv)  determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

            (xv)  determine whether Awards shall be adjusted for Dividend Equivalents;

          (xvi)  create Other Stock Based Awards for issuance under the Plan;

         (xvii)  establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

        (xviii)  impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

          (xix)  establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

            (xx)  make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

        The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

          (d)    Indemnification.    The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary whom authority to act for the Board, the Administrator or the Company is delegated ("Indemnitees") to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys' fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a "Claim"), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct. In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company's expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

        5.    Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Limitations.

          (a)    $100,000 Limitation for Incentive Stock Options.    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

          (b)    Special Annual Limits.    Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Service Provider in any calendar year shall equal 600,000 Shares and contain an exercise price equal to the Fair Market Value of the Common Stock as of the date of grant. Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock Based Awards, Other Stock Based Awards granted to any Service Provider in any calendar year shall equal 600,000 Shares. Subject to Section 15 of the Plan, the maximum dollar amount that may be subject to cash awards granted to any Service Provider in any calendar year shall equal $5,000,000.

        7.    Options.

          (a)    Term of Option.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (b)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (1)   In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (2)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value per Share on the date of grant.

            (3)   Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

          (c)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

            (i)  cash;

           (ii)  check;

          (iii)  other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

          (iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (v)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

          (vi)  any combination of the foregoing methods of payment; or

         (vii)  any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

          (d)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 30 days following the Participant's termination after which the Option shall terminate. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for 24 months following the Participant's termination for Disability. Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan.

    If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time within which the Option must be exercised following a Participant's death, it shall be exercisable for 24 months following his death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

        8.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

          (c)    Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

          (d)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (e)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (f)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

        9.    Stock Appreciation Rights

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

          (b)    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (c)    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

          (d)    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised.

            (iii)  At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

        10.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units and Performance Shares.    Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

          (b)    Value of Performance Units and Performance Shares.    Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

          (d)    Earning of Performance Units and Performance Shares.    After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

          (e)    Form and Timing of Payment of Performance Units and Performance Shares.    Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

          (f)    Cancellation of Performance Units or Performance Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

        11.    Restricted Stock Units.    Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

        12.    Other Stock Based Awards.    Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

        13.    Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

        14.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        15.    Adjustments; Dissolution or Liquidation; Change in Control.

          (a)    Adjustments.    In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6(b). Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

          (c)    Change in Control.    This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement.

            (i)    Stock Options and SARs.    In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this Section 15(c)(i), the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant's consent; provided, however, a modification to performance objectives only to reflect the successor corporation's post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

            (ii)    Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards.    In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels. For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant's consent; provided, however, a modification to the performance objectives only to reflect the successor corporation's post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

            (iii)    Outside Director Awards.    Notwithstanding any provision of Sections 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution, the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his Options and Stock Appreciation Rights as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units, as applicable, shall lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria shall be deemed achieved at target levels and all other terms and conditions met.

        16.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        17.    Stockholder Approval and Term of Plan.    The Plan originally became effective on September 26, 2013. The Board approved the amendment and restatement of the Plan on April 21, 2017. The Plan, as hereby amended and restated, shall become effective upon its approval by the Company's stockholders and thereafter shall continue in effect through June 7, 2027 unless terminated earlier under Section 18 of the Plan.

        18.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

        19.    Conditions upon issuance of shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

          (c)    Taxes.    No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of up to the whole number of Shares covered by the Award sufficient to satisfy the ~~minimum applicable tax rate~~ withholding obligations incident to the exercise or vesting of an Award based on the maximum individual income tax rate in the applicable jurisdiction.

        20.    Severability.    Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

        21.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        22.    No Rights to Awards.    No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

        23.    No Stockholder Rights.    Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

        24.    Fractional Shares.    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

        25.    Governing Law.    The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

        26.    No Effect on Terms of Employment or Consulting Relationship.    The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant's service at any time, with or without cause, and with or without notice.

        27.    Unfunded Obligation.    This Section 27 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

        28.    Section 409A.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):

          (a)   Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

          (b)   In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

          (c)   In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

        29.    Construction.    Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. APPLIED OPTOELECTRONICS, INC. ATTN: LEGAL DEPARTMENT 13139 JESS PIRTLE BLVD. SUGAR LAND, TX 77478 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Class I Directors for Election Nominees 01 Alan Moore 02 Che-Wei Lin The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. To approve an amendment to increase the number of shares reserved for issuance under the Applied Optoelectronics, Inc. Amended and Restated 2013 Equity Incentive Plan (the "Plan"). To approve additional amendments and a restatement of the Plan, and to approve the material terms of the performance goals for purposes of Section 162(m). To approve Grant Thornton as independent registered public accounting firm for year ending December 31, 2017. 3. 4. NOTE: To Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000335697_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com APPLIED OPTOELECTRONICS, INC. Annual Meeting of Stockholders June 8, 2017 9:30 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Chih-Hsiang (Thompson) Lin and David Kuo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of APPLIED OPTOELECTRONICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:30 a.m. (Central) on June 8, 2017, at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000335697_2 R1.0.1.15